360(degree) COMMUNICATIONS COMPANY

                                       and


                                As Warrant Agent



                                Warrant Agreement

                                   Dated as of












[OPTIONS REPRESENTED BY BRACKETED OR BLANK SECTIONS HEREIN SHALL BE DETERMINED IN CONFORMITY WITH THE APPLICABLE PROSPECTUS SUPPLEMENT OR SUPPLEMENTS]

                                TABLE OF CONTENTS


                                    ARTICLE I

                    ISSUANCE, EXECUTION AND COUNTERSIGNATURE
                             OF WARRANT CERTIFICATES


Section 1.1. Issuance of Warrant Certificates .......................... 1
Section 1.2. Form of Warrant Certificates .............................. 2
Section 1.3. Execution and Countersignature of Warrant Certificates .... 2
Section 1.4. Temporary Warrant Certificates ............................ 3
Section 1.5. Payment of Taxes .......................................... 3
Section 1.6. Definition of Holder ...................................... 3

                                   ARTICLE II

                WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS


Section 2.1 Warrant Price .............................................. 4
Section 2.2. Duration of Warrants ...................................... 4
Section 2.3. Exercise of Warrants ...................................... 4

                                   ARTICLE III

                       [REGISTRATION], EXCHANGE, TRANSFER
                    AND SUBSTITUTION OF WARRANT CERTIFICATES


Section 3.1. [Registration], Exchange and Transfer of Warrant Certificates . 6
Section 3.2. Mutilated, Destroyed, Lost or Stolen Warrant Certificates ..... 7
Section 3.3. Persons Deemed Holders ........................................ 7
Section 3.4. Cancellation of Warrant Certificates .......................... 8

                                   ARTICLE IV

                     OTHER PROVISIONS RELATING TO RIGHTS OF
                         HOLDERS OF WARRANT CERTIFICATES


Section 4.1. No Rights as Holders of Warrant Securities Conferred
 by Warrants or Warrant Certificates ...................................... 8
Section 4.2. Holder of Warrant Certificates May Enforce Rights ............ 8

                                    ARTICLE V

                          CONCERNING THE WARRANT AGENT


Section 5.1. Warrant Agent ................................................ 9
Section 5.2. Condition of Warrant Agent's Obligations ..................... 9
Section 5.3. Resignation, Removal and Appointment of Successor ........... 11
Section 5.4. Compliance with Applicable Laws ............................. 12

                                   ARTICLE VI

                                  MISCELLANEOUS


Section 6.1. Modification, Supplementation or Amendment .................. 13
Section 6.2. Consolidations and Mergers of the Company and Sales,
   Leases and Conveyances Permitted Subject to Certain Conditions ........ 13
Section 6.3. Rights and Duties of Successor Corporation .................. 13
Section 6.4. Notices and Demands to the Company and Warrant Agent ........ 14
Section 6.5. Governing Law ............................................... 14
Section 6.6. Addresses ................................................... 14
Section 6.7. Notices to Holders of Warrant Certificates .................. 14
Section 6.8. Delivery of Prospectus ...................................... 15
Section 6.9. Obtaining of Governmental Approvals ......................... 15

Section 6.10. Persons Having Rights Under Warrant Agreement .............. 15
Section 6.11. Headings ................................................... 15
Section 6.12. Counterparts ............................................... 15
Section 6.13. Inspection of Agreement .................................... 15



Exhibit A             Form of Warrant Certificate

         THIS AGREEMENT, dated as of [ , 19 ], between 360(degree) COMMUNICATIONS COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and ,a [corporation] [state banking association] [national banking association] organized and existing under the laws of [ ], as Warrant Agent (the "Warrant Agent").

         WHEREAS, the Company has entered into an Indenture, dated as of [ ], 1997 (the "Indenture"), with Citibank N.A., a national banking institution organized under the laws of the State of New York, as trustee (such trustee, and any successors to such trustee, herein called the "Trustee"), providing for the issuance from time to time of its unsecured senior debt securities, notes or other evidences of indebtedness, to be issued in one or more series as provided in the Indenture.

         WHEREAS, the Company proposes to sell [If Offered Debt Securities and Warrants -- Title of Debt Securities being offered] (the "Offered Debt Securities") with warrant certificates (such warrant certificates and other warrant certificates issued pursuant to this agreement herein called the "Warrant Certificates") evidencing one or more warrants (the "Warrants" or, individually, a "Warrant") representing the right to purchase [Title of Debt Securities purchasable through exercise of Warrants] (the "Warrant Securities"); and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, exchange, exercise and placement of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, exercised and replaced.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                    ISSUANCE, EXECUTION AND COUNTERSIGNATURE
                             OF WARRANT CERTIFICATES

Section 1.1. Issuance of Warrant Certificates.

         [If Warrants alone -- Upon issuance, each Warrant Certificate shall evidence one or more Warrants.] [If Offered Debt Securities and Warrants -- Warrant Certificates shall be [initially] issued in units with the Offered Debt Securities and shall [not] be separately transferable [before
                 , 19 (the "Detachable Date"). The Warrant Certificate or Certificates included in each such unit shall evidence an aggregate of Warrants for each $ principal amount of Offered Debt Securities included in such unit.] Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase from the Company Warrant Securities in the aggregate principal amount of $ .

Section 1.2. Form of Warrant Certificates.

         The Warrant Certificates [including the Form[s] of Exercise [and Assignment] to be set forth on the reverse thereof] shall be in substantially the form set forth in Exhibit A hereto with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, shall be printed, lithographed or engraved on steel engraved borders (or in any other manner determined by the officer executing such Warrant Certificates) and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Warrant Certificates may be listed or as may, consistently herewith, be determined by the officers executing such Warrant Certificates, as evidenced by their execution of the Warrant Certificates.

Section 1.3. Execution and Countersignature of Warrant Certificates.

         The Warrant Certificates shall be executed on behalf of the Company by its [ ] or any [ ], manually or by facsimile signature, under its corporate seal reproduced thereon attested to by its Secretary or its Assistant Secretary, either manually or by facsimile signature. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of the Warrant Certificate that has been duly executed by the Company and authenticated by the Warrant Agent.

         Warrant Certificates evidencing the right to purchase an aggregate principal amount not exceeding $ of Warrant Securities (except as provided in Sections 1.4, 2.3(c), 3.1 and 3.2) may be executed by the Company and delivered to the Warrant Agent upon the execution of this Warrant Agreement or from time to time thereafter. The Warrant Agent shall, upon receipt of Warrant Certificates duly executed on behalf of the Company, authenticate Warrant Certificates evidencing Warrants representing the right to purchase up to $ aggregate principal amount of Warrant Securities and shall deliver such Warrant Certificates to or upon the order of the Company. Subsequent to such original issuance of the Warrant Certificates, the Warrant Agent shall authenticate a Warrant Certificate only if the Warrant Certificate is issued in exchange or substitution for one or more previously authenticated Warrant Certificates [if registered Warrants -- or in connection with their transfer], as hereinafter provided.

         Each Warrant Certificate shall be dated the date of its authentication by the Warrant Agent.

         No Warrant Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been authenticated by the manual signature of a duly authorized representative of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence, and the only evidence, that the Warrant Certificate so authenticated has been duly issued hereunder.

         In case any officer of the Company who shall have signed the Warrant Certificate, either manually or by facsimile signature, shall cease to be such officer before the Warrant Certificate so signed shall have been countersigned and delivered by the Warrant Agent to the Company or delivered by the Company, such Warrant Certificate nevertheless may be countersigned and delivered as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and the Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such an officer.

Section 1.4.  Temporary Warrant Certificates.

         Pending the preparation of definitive Warrant Certificates, the Company may execute, and upon the order of the Company the Warrant Agent shall authenticate and deliver, temporary Warrant Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificates may determine, as evidenced by their execution of such Warrant Certificates.

         If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at the corporate trust office of the Warrant Agent [or ], without charge to the Holder. Upon surrender for cancellation of any one or more temporary Warrant Certificates the Company shall execute and the Warrant Agent shall authenticate and deliver in exchange therefor definitive Warrant Certificates representing the same aggregate number of Warrants. Until so exchanged, the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

Section 1.5.  Payment of Taxes.

         The Company will pay all stamp taxes and other duties, if any, to which, under the laws of the United States of America or any state or political subdivision thereof, this Agreement or original issuance of the Warrant Certificates may be subject.

Section 1.6.  Definition of Holder.

         The term "Holder" as used herein shall mean [If Offered Debt Securities and Warrants which are not immediately detachable --, prior to the Detachable Date, the [bearer] [registered owner] of the Offered Debt Security to which such Warrant Certificate was initially attached, and, after such Detachable Date,] [If bearer Warrants -- the bearer of such Warrant Certificate] [If registered Warrants -- the person in whose name at the time such Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section 3.1.] [If Offered Debt Securities and Warrants which are not immediately detachable -- Prior to the Detachable Date, the Company will, or will cause the registrar of the Offered Debt Securities to make available to the Warrant Agent current information as to Holders of the Offered Debt Securities.]

                                   ARTICLE II

                WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS

Section 2.1.  Warrant Price

         During the period specified in Section 2.2, each Warrant shall entitle the Holder thereof, subject to the provisions of this Agreement, to purchase from the Company the principal amount of Warrant Securities stated in the Warrant Certificate at the exercise price of % of the principal amount thereof [plus accrued amortization, if any, of the original issue discount of the Warrant Securities] [plus accrued interest, if any, from the most recent date from which interest shall have been paid on the Warrant Securities] [plus accrued interest, if any, from the most recent date from which interest shall have been paid on the Warrant Securities or, if no interest shall have been paid on the Warrant Securities, from , 19 ].

         [In each case, the original issue discount ($ for each $1,000 principal amount of Warrant Securities) will be amortized at a % annual rate, computed on a[n] [semi-]annual basis [using a 360-day year consisting of twelve 30-day months].] Such exercise price of each Warrant is referred to in this Agreement as the "Exercise Price".

Section 2.2.               Duration of Warrants.

         Any Warrant evidenced by a Warrant Certificate may be exercised at any time, as specified herein, on or after [the date thereof] [ , 19 ] and at or before the close of business on , 19 (the "Expiration Date"). Each Warrant not exercised at or before the close of business on the Expiration Date shall become void, and all rights to the Holder of the Warrant Certificate evidencing such Warrant under this Agreement or otherwise shall cease.

Section 2.3.  Exercise of Warrants.

         (a) During the period specified in Section 2.2, any whole number of Warrants may be exercised by surrendering the Warrant Certificate evidencing such Warrants at the place or at the places set forth in the Warrant Certificate, with the purchase form set forth in the Warrant Certificate duly executed, accompanied [by payment in full, in lawful money of the United States of America], [in cash or by certified check or official bank check in New York Clearing House funds] [by surrender of the [specific aggregate amount of [identified securities]] [by bank wire transfer in immediately available funds], of the Exercise Price for each Warrant exercised. The date on which payment in full of the Exercise Price for a Warrant and the Warrant Certificate, with the purchase form set forth therein duly executed, are received by the Warrant Agent shall be deemed to be the date on which such Warrant is exercised. The Warrant Agent shall deposit all funds received by it as payment for the exercise of Warrants to the account of the Company maintained with it for such purpose on the date on which such Warrant is deemed exercised and shall advise the Company by telephone and in writing, by facsimile transmission or otherwise, at the end of each day on which such a payment is received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephonic advice to the Company in writing.

         (b) The Warrant Agent shall from time to time, as promptly as practicable after the exercise of any Warrants in accordance with the terms and conditions of this Agreement and the Warrant Certificates, advise the Company and the Trustee of:

     (i) the number of Warrants so exercised,

     (ii) the instructions of each Holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Warrant Securities to which such Holder is entitled upon such exercise, and instructions of such Holder as to delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise, and

     (iii) such other information as the Company or the Trustee shall reasonably require.

         (c) As soon as practicable after the exercise of any Warrants, the Company shall issue, pursuant to the Indenture, in authorized denominations, to or upon the order of the Holder of the Warrant Certificate evidencing such Warrants, the Warrant Security or Warrant Securities to which such Holder is entitled in [fully registered form registered in such name or names as may be directed by such Holder] [bearer form]; and, if fewer than all of the Warrants evidenced by such Warrant Certificate were exercised the Company shall execute and an authorized officer of the Warrant Agent shall manually authenticate and deliver to the Holder a new Warrant Certificate evidencing the number of Warrants remaining unexercised. [Unless otherwise instructed by the Company, Warrant Securities in bearer form shall be delivered to or upon the order of the Holder of such Warrant Certificate only outside the United States, its territories and possessions and all areas subject to its jurisdiction.]

         (d) The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issue of the Warrant Securities upon the order of the Holder of the Warrant Certificate evidencing the Warrant which was exercised; and in the event that any such transfer is involved, the Company shall not be required to issue or deliver any Warrant Securities pursuant to Section 2.3(c) until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

                                   ARTICLE III

                     [REGISTRATION], EXCHANGE, TRANSFER AND
                      SUBSTITUTION OF WARRANT CERTIFICATES

Section 3.1.  [Registration], Exchange, and Transfer of Warrant Certificates.

         [If registered Warrants -- the Warrant Agent shall keep, at its corporate trust office [and at ], books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and transfers of outstanding Warrant Certificates.]

         [If Offered Debt Securities and Warrants which are not immediately detachable -- Prior to the Detachable Date, a Warrant Certificate may be exchanged [or transferred] only together with the Offered Debt Security to which such Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Debt Security. Additionally, on or prior to the Detachable Date, each [transfer or] exchange of an Offered Debt Security [on the register of the Offered Debt Securities] shall operate also to transfer or exchange the Warrant Certificate or Certificates to which such Offered Debt Security was initially attached. After the Detachable Date, upon] [If Offered Debt Securities and Warrants which are immediately detachable or if the Warrants alone --Upon] surrender at the place or places set forth in the Warrant Certificate or Warrant Certificates properly endorsed [or accompanied by appropriate instruments of transfer and accompanied by written instructions for [transfer or] exchange, all in form reasonably satisfactory to the Company and the Warrant Agent, such Warrant Certificates may be exchanged for other Warrant Certificates [If registered Warrants -- or may be transferred in whole or in part]] [If bearer Warrants -- the Warrant Certificates, and all rights thereunder, may be exchanged by delivery to the Company and the Warrant Agent may treat the bearer thereof as the owner for all purposes]; provided that Warrant Certificates issued in exchange for [or upon transfer of] surrendered Warrant Certificates shall evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered. No service charge shall be made for any exchange [or transfer] of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or governmental charge that may be imposed in connection with any such exchange [or transfer]. Whenever any Warrant Certificates are so surrendered for exchange [or transfer], the Company shall execute and an authorized officer of the Warrant Agent shall manually countersign and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates as so requested. The Warrant Agent shall not be required to effect any exchange [or transfer] which would result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant. All Warrant Certificates issued upon any exchange [or transfer] of Warrant Certificates shall evidence the same obligations, and be entitled to the same benefits under this Agreement, as the Warrant Certificate surrendered for such exchange [or transfer].

Section 3.2.  Mutilated, Destroyed, Lost or Stolen Warrant Certificates.

         If any mutilated Warrant Certificate is surrendered to the Warrant Agent, the Company shall execute and an officer of the Warrant Agent shall manually countersign and deliver in exchange therefor a new Warrant Certificate of like tenor representing a like number of unexercised Warrants and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Company and the Warrant Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Warrant Certificate and of the ownership thereof, (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless and (iii) funds sufficient to cover any cost or expense to the Company (including any fees charged by the Warrant Agent) relating to the issuance of a new Warrant Certificate, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its request an officer of the Warrant Agent shall manually countersign and deliver, in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor representing a like number of unexercised Warrants and bearing a number not contemporaneously outstanding.

         In case the Warrants evidenced by any such mutilated, destroyed, lost or stolen Warrant Certificate have been exercised or have been or are about to be deemed to be exercised, the Company in its discretion may, instead of issuing a new Warrant Certificate, treat the same as if it had received written irrevocable notice of exercise in good form in respect thereof, as provided herein.

         Every new Warrant Certificate issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Warrant Certificate shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Warrant Certificate shall be enforceable at any time by anyone, and shall be entitled to all of the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly issued hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Warrant Certificates.

Section 3.3.  Persons Deemed Holders.

         [If Offered Debt Securities and Warrants which are not immediately detachable -- Prior to the Detachable Date, the Company, the Warrant Agent and all other persons may treat the Holder of any Offered Debt Security as the owner of the Warrant Certificates initially attached thereto for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced by such Warrant Certificates, any notice to the contrary notwithstanding. After the Detachable Date] [If registered Warrants -- and prior to due presentment of a Warrant Certificate for registration of transfer or exchange, the] [If Offered Debt Securities and Warrants which are immediately detachable or Warrants alone -- The] Company, the Warrant Agent and all other persons may treat the Holder as the owner thereof for any purpose and as the purpose entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

Section 3.4.  Cancellation of Warrant Certificates.

         Any Warrant Certificate surrendered for exchange [, transfer] or exercise of the Warrants evidenced thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and [If Warrant Certificates are issued in bearer form -- except as provided below,] all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by it and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in lieu or in exchange thereof. [If Warrant Certificates are issued in bearer form -- Warrant Certificates delivered to the Warrant Agent in exchange for Warrant Certificates of other denominations may be retained by the Warrant Agent for reissue as authorized hereunder.] The Company may at any time deliver to the Warrant Agent for cancellation any
Warrant Certificates previously issued hereunder which the Company may have acquired in any manner whatsoever, and all Warrant Certificates so delivered shall be promptly canceled by the Warrant Agent. All canceled Warrant Certificates held by the Warrant Agent shall be disposed of as instructed by the Company, subject to applicable law.

                                   ARTICLE IV

                       OTHER PROVISIONS RELATING TO RIGHTS
                       OF HOLDERS OF WARRANT CERTIFICATES

Section 4.1. No Rights as Holders of Warrant Securities Conferred byWarrants or
             Warrant Certificates.

         No Warrant Certificate or Warrants evidenced thereby shall entitle the Holder thereof to any of the rights of a Holder of the Warrant Securities, including, without limitation, the right to receive the payment of principal of or premium, if any, or interest, if any, on the Warrant Securities or to enforce any of the covenants in the Indenture.

Section 4.2.               Holder of the Warrant Certificate May Enforce Rights.

         Notwithstanding any of the provisions of this Agreement, any Holder of any Warrant Certificate, without the consent of the Warrant Agent, the Trustee, the Holder of any Warrant Securities or the Holder of any other Warrant Certificate, may, in its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce or otherwise in respect of, its right to exercise the Warrant or Warrants evidenced by its Warrant Certificate in the manner provided in the Warrant Certificates and this Agreement.

                                    ARTICLE V

                          CONCERNING THE WARRANT AGENT

Section 5.1.               Warrant Agent.

          The Company hereby appoints [ ] as Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions set forth herein and in the Warrant Certificate, and [ ] hereby accepts such appointment. The Warrant Agent shall have the power and authority granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such power and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

Section 5.2.               Conditions of Warrant Agent's Obligations.

         The Warrant Agent accepts its obligations herein set forth, upon the terms and conditions hereof, including the following, to all of which the rights hereunder of the Holders from time to time of the Warrant Certificates shall be subject:

     (a) Compensation and Indemnification. The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including reasonable attorneys' fees and expenses) incurred by the Warrant Agent without negligence, bad faith or breach of this Agreement on its part in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or breach of this Agreement on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance at any time of its powers or duties hereunder or with respect to the Warrants. The obligations of the Company under this subsection (a) shall survive the exercise of the Warrant Certificates and the resignation or removal of the Warrant Agent.

     (b) Agent for the Company. In acting under this Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or Holders of the Warrant Certificates.

     (c) Counsel. The Warrant Agent may consult with counsel, which may include counsel for the Company, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (d) Document. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

     (e) Certain Transactions. The Warrant Agent, any of its officers, directors and employees, in its individual or any other capacity, may become the owner of, or acquire any interest in, any Warrant Certificates, with the same rights that it would have if were not such Warrant Agent, officer, director, employee or other agent, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of Holders of Warrant Securities or other obligations of the Company as freely as if it were not such Warrant Agent, officer, director, employee or other agent. [Nothing in this Warrant Agreement shall be deemed to prevent the Warrant Agent from acting as Trustee under the Indenture.]

     (f) No Liability for Interest. The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates unless otherwise agreed to in writing by the Company and the Warrant Agent.

     (g) No Liability for Invalidity. The Warrant Agent shall not incur any liability with respect to the validity of this Agreement or any of the Warrant Certificates.

     (h) No Responsibility for Representations. The Warrant Agent shall not be responsible for any of the recitals or representations contained herein or in the Warrant Certificates (except as to the Warrant Agent's Certificate of Authentification thereon), all of which are made solely by the Company.

     (i) No Implied Obligations. The Warrant Agent shall be obligated to perform such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates or any exercise of the Warrants evidenced thereby. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the Warrant Securities or in the case of the receipt of any written demand from a Holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceeding at law or otherwise or, except as provided in Section 6.4 hereof, to initiate any demand upon the Company.

Section 5.3.  Resignation, Removal and Appointment of Successor.

         (a) The Company agrees, for the benefit of the Holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all of the Warrants are no longer exercisable.

         (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which it desires its resignation to become effective; [provided that, without the consent of the Company, such date shall not be less than [three months] after the date on which such notice is given] [subject to the appointment of a successor Warrant Agent and the acceptance of such appointment by such successor Warrant Agent, as hereinafter provided.] The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date on which the Company expects such removal to become effective. Such resignation or removal shall take effect upon the appointment by the Company of a successor Warrant Agent (which shall be a bank or trust company organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust powers) by an instrument in writing filed with such successor Warrant Agent and the acceptance of such appointment by such successor Warrant Agent pursuant to Section 5.3(d). In the event a successor Warrant Agent has not been appointed and has not accepted its duties within 90 days of the Warrant Agent's notice of removal, the Warrant Agent may apply to any court of competent jurisdiction for the designation of a successor Warrant Agent.

         (c) In case at any time the Warrant Agent shall resign, or be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered approving any petition filed by or against it under the provisions of any applicable bankruptcy of similar law or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor

Warrant Agent qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and the acceptance by the latter of such appointment, the Warrant Agent so superseded shall cease to be Warrant Agent hereunder.

         (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all of the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

         (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution of filing of any paper or any further act on the part of any parties hereto.

         (f) The Company may designate agencies for the surrender for exercise of Warrant Certificates at such place or places as the Company may determine, and the Company shall keep the Warrant Agent advised of the names and locations of such agencies, if any are so designated. The Warrant Agent shall arrange directly with such agencies for the delivery of Warrant Securities upon exercise at such agencies. The Warrant Agent shall be in no way responsible or accountable for the action or failure to act of any agencies designated pursuant to this Section 5.3(f).

Section 5.4.  Compliance with Applicable Laws.

         The Warrant Agent agrees to comply with all applicable Federal and state laws in respect of the services rendered by it under this Agreement and in connection with the Warrants, including (but not limited to) the provisions of United States Federal income tax laws regarding information reporting and backup withholding. The Warrant Agent expressly assumes all liability for failure to comply with such laws, including (but not limited to) any liability for failure to comply with any applicable provisions of United States Federal income tax laws regarding information reporting and backup withholding. The Warrant Agent agrees to indemnify the Company for, and hold it harmless against, any loss, liability or expense incurred by the Company arising from the negligence, bad faith or breach of this Agreement on the part of the Warrant Agent, including the reasonable costs and expenses of defending itself against any claim or liability in connection therewith.

                                   ARTICLE VI

                                  MISCELLANEOUS

Section 6.1.               Modification, Supplementation or Amendment.

         (a) This Agreement may be modified, supplemented or amended by the parties hereto, without the consent of the Holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or in such Warrant Certificate, or making such provision in regard to matters or questions arising under this Agreement as the Company may deem necessary or desirable; provided that such action shall not adversely affect the interests of the Holders of the Warrant Certificates in any material respect. The Warrant Agent may, but shall not be obligated to, enter into any amendment to this Agreement which effects the Warrant Agent's own rights, duties or immunities under this Agreement or otherwise.

         (b) The Company and the Warrant Agent may modify or amend this Agreement and the Warrant Certificates, with the consent of the Holders of not fewer than a majority in number of the then outstanding unexercised Warrants affected by such modification or amendment, for any purpose; provided, however, that no such modification or amendment that increases the Exercise Price or shortens the period of time during which the Warrants may be exercised, or otherwise materially and adversely effects the exercise rights of the Holders of Warrant Certificates or reduces the number of outstanding Warrants the consent of the Holders of which is required for modification, supplementation or amendment of this Agreement or the Warrant Certificates, may be made without the consent of each Holder affected thereby.

Section 6.2. Consolidation and Mergers of the Company and Sales, Leases and Conveyances Permitted Subject to Certain Conditions.

         To the extent permitted in the Indenture, the Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other corporation or other entity.

Section 6.3.  Rights and Duties of Successor Corporation.

         In case of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor corporation or entity, such successor corporation or entity shall succeed to and be substituted for the Company, with the same effect as if it had been named herein, and the Company, except in the event of a lease, shall be relieved of any further obligation under this Agreement and the Warrants. Such successor or assuming corporation or entity shall expressly assume, by an amendment to this Agreement, executed and delivered to the Warrant Agent, in form satisfactory to such Warrant Agent, the due and punctual payment of any and all amounts payable by the Company pursuant to this Agreement and the performance of every covenant of this Agreement on the part of the Company to be performed or observed. Such successor corporation or entity thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Warrant Securities issuable pursuant to the terms hereof. All of the Warrant Securities so issued shall in all respects have the same legal rank and benefit under the Indenture as the Warrant Securities theretofore or thereafter issued in accordance with the terms of this Agreement and the Indenture.

         In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Warrant Securities thereafter to be issued as may be appropriate.

Section 6.4.  Notices and Demands to the Company and Warrant Agent.

         If the Warrant Agent shall receive any notice or demand addressed to the Company by the Holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

Section 6.5.  Governing Law.

         This Agreement and each Warrant Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of New York.

Section 6.6.  Addresses.

     Any communications from the Company to the Warrant Agent with respect to this Agreement shall be addressed to [name of Warrant Agent], [address], [facsimile: [ ]] [telephone: [ ]], Attention: [ ] and any communications from the Warrant Agent, to the Company with respect to this Agreement shall be addressed to 360(degree) Communications Company, 8725 W. Higgins Road, Chicago, Illinois 60631-2702, facsimile: (773) 399-2838, telephone: (773) 399-2600,
Attention: Treasurer; (or such other address as shall be specified in writing by the Warrant Agent or by the Company).

Section 6.7.  Notices to Holders of Warrant Certificates.

         Any notice to Holders of Warrant Certificates which by any provisions of this Agreement is required or permitted to be given [If registered Warrants -- by first class mail postage prepaid at such Holder's address as it appears on the books of the Warrant Agent [or on the register of the Offered Debt Securities prior to the Detachable Date]] [If bearer Warrants -- by publication at least once in a daily morning newspaper in New York City (which, if practicable, shall be The Wall Street Journal (Eastern Edition) and in London (which, if practicable, shall be the Financial Times of London)].

Section 6.8.  Delivery of Prospectus.

         The Company will furnish to the Warrant Agent sufficient copies of a prospectus, appropriately supplemented, relating to the Warrant Securities (the "Prospectus"), and the Warrant Agent agrees that, upon the exercise of any Warrant Certificate, the Warrant Agent will deliver to the person designated to receive Warrant Securities, prior to or concurrently with the delivery of such Warrant Securities, a Prospectus.

Section 6.9.  Obtaining of Governmental Approvals.

         The Company will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and state laws (including, without limitation, the maintenance of the effectiveness of a registration statement in respect of the Warrant Securities under the Securities Act of 1933, as amended), which may be or become required in connection with exercise of the Warrant Certificates and the original issuance and delivery of the Warrant Securities.

Section 6.10.  Persons Having Rights Under Warrant Agreement.

         Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent and the Holders of the Warrant Certificates any right, remedy or claim under or by any reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements in this Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors and of the Holders of the Warrant Certificates.

Section 6.11.  Headings.

         The Article and Section headings herein and the Table of Contents are for convenience of reference only and shall not affect the construction hereof.

Section 6.12.  Counterparts.

         This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

Section 6.13.  Inspection of Agreement.

     A copy of this Agreement shall be made available at all reasonable times at the principal corporate trust office of the Warrant Agent [and at ] for inspection by the Holder of any Warrant Certificate. [If bearer Warrants -- The Warrant Agent may require such Holder to submit his Warrant Certificate for inspection by it.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written


                       360(degree) COMMUNICATIONS COMPANY



                                     By:
                                     Title:

(SEAL)


Attest:



Title:




                                     [Name of Warrant Agent]



                                     By:
                                     Title:

(SEAL)


Attest:



Title:

                                    EXHIBIT A

                                     [Face]

                          (FORM OF WARRANT CERTIFICATE)


Form of Legend if Offered Debt         [Prior to                 , this Warrant
Securities with Warrants which are not Certificate may be [transferred or]
immediately detachable:                exchanged if and only if the [Title of
                                       Offered Debt Security] to which it was
                                       initially attached is so [transferred or] exchanged.]

Form of Legend if Warrants are not     [Prior to                 , Warrants
immediately exercisable:               evidenced by this Warrant Certificate
                                       cannot be exercised.]

                    EXERCISABLE ONLY IF AUTHENTICATED BY THE
                        WARRANT AGENT AS PROVIDED HEREIN

                    VOID AFTER THE CLOSE OF BUSINESS ON , 19


                       360(degree) COMMUNICATIONS COMPANY


                        Warrant Certificate representing
                              Warrants to purchase
                          [Title of Warrant Securities]
                               as described herein

No.                                                                 Warrants

        This certifies that [the bearer is the] [ or registered assigns is the registered] owner of the above indicated number of Warrants, each Warrant entitling such [bearer [If Offered Debt Securities and Warrants which are not immediately detachable --, subject to the bearer qualifying as a "Holder" of this Warrant Certificate, as hereinafter defined]] [registered owner] to purchase, at any time [after the close of business on , 19 , and] at or before the close of business on , 19 , $ principal amount of [Title of Warrant
Securities] (the "Warrant Securities") of 360(degree) Communications Company (the "Company") issued or to be issued under the Indenture (as hereinafter defined), on the following basis. [During the period from , 19 through and including , 19 ,] each Warrant shall entitle the Holder thereof, subject to the provisions hereof, to purchase from the Company the principal amount of Warrant Securities stated above in this Warrant Certificate at the exercise price of
   % of the principal amount thereof [plus accrued amortization, if any, of the original discount of the Warrant Securities] [plus accrued interest, if any, from the most recent date from which interest shall have been paid on the Warrant Securities or, if no interest shall have been paid on the Warrant Securities, from , 19 ]; [in each case, the original issue discount ($
           for each $1,000 principal amount of Warrant Securities) will be amortized at a % annual rate, computed on a[n] [semi-] annual basis [, using a 360-day year consisting of twelve 30-day months] (the "Exercise Price"). The Holder of this Warrant Certificate may exercise the Warrants evidenced hereby, in whole or in part, by surrendering this Warrant Certificate, with the purchase form set forth hereon duly completed, accompanied [by payment in full, in lawful money of the United States of America,] [in cash or by certified check or official bank check in New York Clearing House funds] [by bank wire transfer in immediately available funds] [by surrender of the [specified aggregate principal amount of [identified securities]], of the Exercised Price for each Warrant exercised, to the Warrant Agent (as hereinafter defined), at the corporate trust office of [name of Warrant Agent], or its successor as Warrant Agent (the "Warrant Agent") [or at ,] at the address specified on the reverse hereof and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined). This Warrant Certificate may be exercised only for the purchase of Warrant Securities in the principle amount of [$1,000] or any integral multiple thereof.

        The term "Holder" as used herein shall mean [If Offered Debt Securities and Warrants which are not immediately detachable --, prior to , 19 (the "Detachable Date"), the [bearer] [registered owner] of the Company's [title of Offered Debt Securities] (the "Offered Debt Security") to which such Warrant Certificate was initially attached, and after such Detachable Date,] [the bearer of such Warrant Certificate] [the person whose name at the time such Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section 3.1 of the Warrant Agreement (as hereinafter defined).] Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase Warrant Securities in registered form. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there should be issued to the [bearer] [registered owner] hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

        This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of , 19 (the "Warrant Agreement"), between the
Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent [and at ].

        The Warrant Securities to be issued and delivered upon the exercise of Warrants evidenced by this Warrant Certificate will be issued under and in accordance with the Indenture, dated as of [_________], 1997 (the "Indenture"), as amended or supplemented from time to time, between the Company and Citibank, N.A., a corporation organized under the laws of the State of New York, as trustee (such trustee, and any successor trustee, the "Trustee"), and will be subject to the terms and provisions contained in the Warrant Securities and in the Indenture. Copies of the Indenture, including the form of the Warrant Securities, are on file at the corporate trust office of the Trustee [and at ]. [If Offered Debt Securities and Warrants which are not immediately detachable -- Prior to the Detachable Date, this Warrant Certificate may be exchanged [or transferred] only together with the Offered Debt Security to which this Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Debt Security. Additionally, on or prior to the Detachable Date, each transfer of such Offered Debt Security [on the register of the Offered Debt Securities] shall operate also to transfer this Warrant Certificate. After the Detachable Date, this] [If Offered Debt Securities and Warrants which are immediately detachable or Warrants alone -- This] Warrant Certificate, and all rights hereunder, may be transferred] [If bearer Warrants -- by delivery and the Company and the Warrant Agent may treat the bearer hereof as the owner for all purposes] [If registered Warrants -- when surrendered at the address specified on the reverse hereof [or ] by the registered owner or his assigns, in person by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement].

        [If Offered Debt Securities and Warrants which are not immediately detachable -- Except as provided in the immediately preceding paragraph, after] [If Offered Debt Securities and Warrants which are immediately detachable or Warrants alone -- After] authentification by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the address specified on the reverse hereof [or at ] for Warrant Certificates representing the same aggregate number of Warrants.

        This Warrant Certificate shall not entitle the [bearer] [registered owner] hereof to any rights of a Holder of the Warrant Securities, including, without limitation, the right to receive payments of principal of (and premium, if any) or interest, if any, on the Warrant Securities or to enforce any of the covenants of the Indenture.

     Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

        IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

        Dated:

                       360(degree) COMMUNICATIONS COMPANY

                                           By
                                           Title:

Attest:



Countersigned:


  As Warrant Agent


By

  Authorized Signature


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                                    [REVERSE]

                          (FORM OF WARRANT CERTIFICATE)
                     (INSTRUCTIONS FOR EXERCISE OF WARRANTS)

        To exercise any Warrants evidenced hereby, the Holder of this Warrant Certificate must pay [in cash or by certified check or official bank check in New York Clearing House funds] [by bank wire transfer in immediately available funds] [by the surrender of the [specified aggregate principal amount of [identified securities]], the Exercise Price in full for each of the Warrants exercised, to _________________________, Corporate Trust Department,
                , Attn.: [or ], which payment should specify the name of the Holder of this Warrant Certificate and the number of Warrants exercised by such Holder. In addition, the Holder of this Warrant Certificate should complete the information required below and present in person or mail by registered mail this Warrant Certificate to the Warrant Agent at the addresses set forth below.

                               (FORM OF EXERCISE)

                   (To be executed upon exercise of Warrants.)

        The undersigned hereby irrevocably elects to exercise Warrants, represented by this Warrant Certificate, to purchase $ principal amount of the [Title of Warrant Securities] (the "Warrant Securities") of 360(degree) Communications Company and represents that he has tendered payment for such Warrant Securities [in cash or by certified check or official bank check in New York Clearing House funds] [by wire transfer in immediately available funds] [by the surrender of the [specified aggregate principal amount of [identified securities]] to the order of 360(degree) Communications Company, c/o: in the amount of $ in accordance with the terms hereof. The undersigned requests that said principal amount of Warrant Securities be in [fully registered] [bearer] form, in the authorized denominations [, registered in such names] and delivered, all as specified in accordance with the instructions set forth below.


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        If said principal  amount of Warrant  Securities is less than all of the
Warrant Securities purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.

Dated:                      , 19                  Name:
      ----------------------    -------          (please print)


(Insert Social Security or other
Identifying Number of Holder)
                                                  Address:




                             Signature[If registered
                              Warrant -- Signature
                          must conform in all respects
                              to name of Holder as
                            specified on the face of
                            this Warrant Certificate
                            and must bear a signature
                           guaranteed by a bank, trust
                           company or member broker of
                           the New York Stock Exchange
                             or other national stock
                                   exchange.]

        This Warrant may be exercised at the following addresses:

                      By hand at:




                      By mail at:





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(Instructions  as to form and  delivery  of Warrant  Securities  and/or  Warrant
Certificates):


                                       A-7

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                   (FORM OF ASSIGNMENT OF REGISTERED WARRANT)

                           (TO BE EXECUTED TO TRANSFER
                            THE WARRANT CERTIFICATE)

     FOR VALUE RECEIVED               hereby sells, assigns and transfers unto

                          Please insert social security
                           or other identifying number



(Please print name and address including zip code)



the right represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint , Attorney, to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution.

Dated:                      , 19



     [Signature must conform in all respects to the name of Holder as specified on the face of this Warrant Certificate and must bear a signature guaranteed by a bank, trust company or member broker of the New York Stock Exchange (or other relevant stock exchanges)].


   Signature Guaranteed:

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